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                                                                  EXHIBIT (p)(5)






                                 CODE OF ETHICS

                                       AND

                             BUSINESS CONDUCT POLICY

                      MACKENZIE INVESTMENT MANAGEMENT INC.

                                February 3, 2000,
                           as amended and restated on
                       March 3, 2001, December 6, 2001 and
                                February 28, 2002










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                               TABLE OF CONTENTS:


1. OVERVIEW...................................................................1

2. CONFIDENTIALITY............................................................1

3. STANDARDS..................................................................2

4. CONFLICTS OF INTEREST......................................................2

5. GIFTS......................................................................4

6. INSIDER TRADING............................................................4

7. PERSONAL INVESTING.........................................................7

8. REVIEW, ENFORCEMENT AND OTHER ADMINISTRATIVE MATTERS......................13


      SCHEDULE A:  Certificate/Acknowledgment

      SCHEDULE B:  Request for Authorization of Securities Transaction(s)

      SCHEDULE C:  Initial Securities Holdings Report by Access Persons

      SCHEDULE D:  Annual Securities Holdings Report by Access Persons

      SCHEDULE E:  Quarterly Report of Securities Transactions by Access Persons

      SCHEDULE F:  Record Retention Requirements

      SCHEDULE G:  Summary of Responsibilities under the Code



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                                  1. OVERVIEW

This Code of Ethics and Business Conduct Policy ("Code") has been adopted by Mackenzie Investment Management Inc. ("MIMI"), Ivy Management, Inc. ("IMI"), Ivy Mackenzie Distributors, Inc. ("IMDI") and Ivy Fund.(1) MIMI, IMI and IMDI are referred to collectively herein as "Mackenzie".(2)

1.1. PURPOSE. It is fundamental to the continuing success of Mackenzie that it maintain its reputation for the highest standards of integrity and ethical business conduct. This can only be achieved if the officers, directors and employees of Mackenzie acknowledge and adhere to the highest principles of conduct in the discharge of their duties. This Code is designed to facilitate such adherence.

1.2. APPLICATION. This Code applies to all officers, directors/trustees and employees of Mackenzie and Ivy Fund.(3)

1.3. ADMINISTRATION. This Code will be administered by MIMI's Compliance Department, headed by its Chief Compliance Officer.

1.4. NON-COMPLIANCE. Failure to comply with the Code may be grounds for a warning, revision of responsibilities, suspension, or immediate dismissal. Failure to report or to cooperate in the investigation of possible breaches of this Code may also constitute a failure to comply with this Code. All officers, directors/trustees and employees of Mackenzie and the Funds have a duty to report any violation of this policy that comes to their attention.

                               2. CONFIDENTIALITY

2.1. POLICY. Mackenzie's professional reputation and its success as a leading portfolio manager and manager and promoter of mutual funds depends, in part, upon the relationship of trust and professionalism that Mackenzie engenders in its clients and other professionals. A significant part of maintaining these relationships of trust and professionalism is Mackenzie's ability to protect the confidentiality and prevent the misuse of the information entrusted to it.


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(1)      Ivy Fund is a registered open-end investment company under the
         Investment Company Act of 1940, as amended (the "1940 Act"). MIMI and IMI provide investment advisory and business management services to the separate series of shares of Ivy Fund (each, a "Fund", and collectively, the "Funds"). IMDI is the Funds' principal underwriter.

(2) A summary of the various actions that are required under the Code and the persons responsible for carrying them out is set forth in Schedule G.

(3) Each "Advisory Person" (as defined in Section 7.2) of MIMI and/or IMI is also expected to adhere to the Standards of Professional Conduct of the Financial Analysts Federation.



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2.2.     COMMUNICATION OF CONFIDENTIAL INFORMATION. In the course of their duties, officers, directors and employees of Mackenzie may obtain information concerning Mackenzie and/or the Funds, or their respective shareholders, operations, sales people (including brokers and mutual fund dealers), employees, officers and/or directors/trustees. As a general rule, communication of confidential information within and outside of Mackenzie is permitted only when the recipient of the information has a legitimate need to know such information in connection with his or her duties as an officer, director or employee of Mackenzie.

         THIS DUTY OF CONFIDENTIALITY APPLIES NOT ONLY WITH RESPECT TO PRIVATE INFORMATION, BUT ALSO TO ANY ASSET OF MACKENZIE (INCLUDING TRADE SECRETS, COMPUTER SOFTWARE, COMPANY RECORDS AND OTHER PROPRIETARY INFORMATION).

2.3.     DEPARTURE FROM MACKENZIE. The duty of confidentiality described in
         Section 2.2 continues to apply to each officer, director and employee who has left Mackenzie.

                                  3. STANDARDS

3.1. OBLIGATIONS TO CUSTOMERS. It is Mackenzie's policy to continue to maintain the highest standards for quality service to its clients. Mackenzie has a duty to its clients to act honestly, in good faith and in the best interests of its clients. This duty extends to all Mackenzie officers, directors and employees in every facet of Mackenzie's business operations.

3.2. OBLIGATIONS TO FELLOW EMPLOYEES. Mackenzie adheres to principles of fair and equitable treatment in such areas as the evaluation of employees, hiring, discipline, training and general interaction. Mackenzie and its officers and directors are bound by the Civil Rights Act, including the prohibition of discrimination or harassment of others on the basis of race, color, language, national origin, religion, creed, marital status or sex.

3.3. KNOWLEDGE. Officers, directors and employees of Mackenzie may be required to attain a certain level of knowledge for their employment duties.(4)

3.4. OBLIGATION TO COMPLY WITH THE LAW. Mackenzie and each of its officers, directors and employees are required to comply with all of the laws applicable to Mackenzie's business operations, including securities laws governing the provision of investment advisory services, insider trading and personal investment activities.

                            4. CONFLICTS OF INTEREST

4.1. POLICY. Officers, directors and employees of Mackenzie must avoid any situation in which their personal interests conflict or appear to conflict with their duties at Mackenzie (see "Personal Investing" below for special restrictions affecting Access Persons and Investment


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(4)      For example, some persons may be asked to pass certain NASD series tests or the chartered financial analyst's course required for investment advisers.


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         Persons, as defined in Section 7.2). Conflicts of interest may arise in a number of ways and include, but are not limited to, the following. Each example is accompanied by a rule governing disclosure.

         (a) EXAMPLE: A personal interest in a proposed business transaction involving Mackenzie or in a business activity also conducted by Mackenzie. (This would include the interests of a family member or close personal friends.)

                  RULE: The interest or activity must be disclosed to Mackenzie's Executive Committee.(5)

         (b) EXAMPLE: A proposed directorship in a business enterprise (other than family firms, personal tax planning corporations or businesses connected with hobbies or special interests that do not occupy a significant portion of an officer's time).

                  RULE: Officers and directors of Mackenzie must disclose other directorships to the Chief Compliance Officer and must obtain permission before accepting such positions from Mackenzie's Executive Committee.

         (c) EXAMPLE: Involvement with outside political, charitable or other business activities.

                  RULE: The involvement must be disclosed to Mackenzie's Executive Committee.

         (d) EXAMPLE: An interest in the business of a supplier, contractor, customer, competitor or other company in which Mackenzie has an investment.

                  RULE: The interest must be disclosed to Mackenzie's Executive Committee.

         (e) EXAMPLE: A portfolio manager has beneficial ownership of a security, and wishes to buy or sell the same security for his or her managed portfolio.

                  RULE: The decision must be reviewed and confirmed by another portfolio manager and disclosed to the Chief Compliance Officer.

4.2. DISCLOSURE PROCEDURES. For any of the above conflicts of interest, it is important that disclosure take place immediately after discovery. Disclosure should be made to the Chief Compliance Officer or to any other member of Mackenzie's Executive Committee. If there is any uncertainty as to whether a conflict of interest exists:

         (a) If you are an officer or director of Mackenzie, you should discuss the matter (i) with the Chief Compliance Officer or
                  (ii) at a meeting of the Board of Directors of a Mackenzie company.



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(5)      Mackenzie's Executive Committee is comprised of members of MIMI's Board of Directors. Any member of the Executive Committee may be contacted through the offices of MIMI (925 S. Federal Highway, Boca Raton, Florida, (800) 456-5111).




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         (b)      If you are an employee, you should discuss the matter with the
                  Chief Compliance Officer, who will determine whether the matter should be disclosed to Mackenzie's Executive Committee.

                                    5. GIFTS

5.1. POLICY. No officer, director or employee of Mackenzie may accept gifts or personal benefits from any individual, entity or business that does (or is considering doing) business with or on behalf of Mackenzie or Ivy Fund. Bona fide gifts of a nominal value (i.e., gifts whose reasonable value is no more that $100 annually from a single giver), and customary business lunches, dinners, entertainment (e.g., sporting events) and promotional items (e.g., pens and mugs) may, however, be accepted. Extraordinary or extravagant gifts are not permissible and must be declined or returned. If you receive any gift that might be prohibited under this Code, you must inform MIMI's Compliance Department. All solicitation of gifts or gratuities is unprofessional and is strictly prohibited.

                               6. INSIDER TRADING

6.1. POLICY. Every officer, director/trustee and employee of Mackenzie and the Funds is prohibited from trading, either personally or on behalf of others (such as mutual funds, and private accounts managed by MIMI or IMI), on the basis of material non-public information or communicating material non-public information to others in violation of the law (referred to herein as "Insider Trading"). Each of Mackenzie's and Ivy Fund's policy against insider trading (the "Insider Trading Policy") applies to every officer, director/trustee and employee of Mackenzie and the Funds and extends to activities within and outside his or her duties with Mackenzie (or the Funds, as applicable). Every officer, director/trustee and employee of Mackenzie and the Funds must read and retain this policy statement. Any questions regarding the Insider Trading Policy and procedures should be referred to the President of MIMI (or his or her duly appointed designee) or the Chief Compliance Officer.

6.2. EXPLANATION OF TERMS. Following are explanations of terms used in the Policy.

         (a) INSIDER. The law has left this definition intentionally broad. An insider may include officers, directors/trustee and employees of a company. In addition, a person may be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. Mackenzie may become a temporary insider of a company it advises or for which it performs services.

         (b) INSIDER TRADING. The term "insider trading" is not defined in the Federal Securities Laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to the communications of material non-public information to others.




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                  While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                  o trading by an insider, while in possession of material non-public information.

                  o trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential.

                  o  communicating material non-public information to others.

         (c) MATERIAL INFORMATION. Trading on inside information is not a basis for liability unless the information is material. Generally speaking, information is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or if the information is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors/trustees and employees of Mackenzie and the Funds should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in the previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and other unusual management developments.

         (d) NON-PUBLIC INFORMATION. Information is non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission (the "SEC"), or appearing in a newspaper, or other publication of general circulation, would be considered public.

6.3. PENALTIES FOR INSIDER TRADING. Penalties for trading or communicating material non-public information are severe, both for individuals and their employers. A person may be subject to some or all of the penalties below even if he or she does not personally benefit from the violation of the law. Penalties include, but are not necessarily limited to:

         o  civil injunctions

         o  treble damages

         o  disgorgement of profits

         o  jail sentences

         o fines of up to three times the profit gained, or loss avoided, whether or not the individual benefited

         o fines for the employer of up to the greater of $1,000,000 or three times the profit gained, or the loss avoided



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         ANY VIOLATION OF THE INSIDER TRADING POLICY COULD ALSO RESULT IN
         SERIOUS SANCTIONS BY MACKENZIE, INCLUDING IMMEDIATE DISMISSAL.

6.4. PROCEDURES FOR IDENTIFYING INSIDER TRADING. The following procedures have been established to aid the officers, directors/trustees and employees of Mackenzie and the Funds in avoiding insider trading, and to aid Mackenzie and the Funds in preventing, detecting and determining appropriate sanctions against insider trading. Every officer, director/trustee and employee of Mackenzie and/or the Funds must follow these procedures or risk serious sanctions, including immediate dismissal, substantial personal liability and criminal penalties.

         BEFORE TRADING FOR YOURSELF OR OTHERS, INCLUDING ANY OF THE FUNDS AND PRIVATE ACCOUNTS MANAGED BY MACKENZIE OR IN SECURITIES OF A COMPANY ABOUT WHICH YOU MAY HAVE POTENTIAL INSIDE INFORMATION, ASK YOURSELF THE FOLLOWING QUESTIONS:

         (a) IS THE INFORMATION MATERIAL? Would an investor consider the information important in making his or her investment decisions? Is it likely that the information would substantially affect the market price of the securities if generally disclosed?

         (b) IS THE INFORMATION NON-PUBLIC? To whom has this information been provided? Has this information been effectively communicated to the marketplace by being published?

6.5. POSSESSION OF MATERIAL AND NON-PUBLIC INFORMATION. If, after considering the above, you believe that the information you possess is both material and non-public, or if you have questions as to whether the information is both material and non-public, you should take the following steps:

         (a)      Report the matter to the Chief Compliance Officer.

         (b) Do not purchase or sell the securities on behalf of yourself or others.

         (c) Do not communicate the information to persons outside of Mackenzie, other than to its legal counsel.

         (d) After the Chief Compliance Officer has reviewed the matter, you will be instructed to continue to abide by the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

6.6. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION. Information in your possession that you identify as material and non-public may not be communicated to anyone, including persons within Mackenzie, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed, and access to computer files containing material non-public information should be restricted.



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6.7.     RESOLVING ISSUES CONCERNING INSIDER TRADING. If you are uncertain as to the meaning or application of the foregoing procedures with respect to certain information in your possession, you should discuss the matter with the President of MIMI (or his or her duly appointed designee) before trading or communicating the information to anyone.

                             7. PERSONAL INVESTING

Certain officers, directors/trustees and employees of Mackenzie and/or the Funds may have access to (i) information of a confidential nature about the companies in which they invest that has not been made public, and (ii) information concerning proposed purchases or sales of securities by the Funds or private accounts managed by Mackenzie. Mackenzie and the Funds have adopted the following guidelines relating to personal investing that are designed to prevent such persons from engaging in inappropriate trading activity.

7.1. GENERAL PRINCIPLES. All personal securities transactions by Access Persons (as defined below) are governed by the following general principles:

         o It is the duty of each Access Person to place the interests of Mackenzie's advisory clients (both the Funds and private accounts) first.

         o It is absolutely necessary and is the responsibility of each Access Person to comply with the Code and to avoid actual and/or potential conflicts of interest in personal securities transactions.

         o It is essential that each Access Person realizes that the Code prohibits him or her from taking inappropriate advantage of his or her position with and/or relationship to any Fund or private account managed by MIMI or IMI.

7.2.     DEFINITIONS

         (a) ACCESS PERSON. Either a Class 1 Access Person or a Class 2 Access Person.

         (b) ACCOUNT. Any personal account of an Access Person; any joint or tenant-in-common account in which an Access Person has an interest or is a participant; any account for which the Access Person acts as trustee, executor, or custodian; any account over which the Access Person has investment discretion or otherwise can exercise control (other than non-related clients' accounts over which the Access Person has investment discretion), including accounts of entities controlled directly or indirectly by the Access Person; any securities account of a member of an Access Person's Immediate Family; and any other account in which the Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control).

         (c) ADVISORY PERSON. (i) Any employee of a Fund or Mackenzie who in connection with his or her regular functions or duties makes or participates in making recommendations, or obtains information, regarding the purchase or sale of Securities by a Fund; and (ii) any natural person in a control relationship



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                  (25% ownership) with respect to a Fund, IMI or MIMI who
                  obtains information concerning recommendations made to the Fund with regard to its purchase or sale of Securities.(6)

         (d) BENEFICIAL INTEREST. Any direct or indirect opportunity, through any contract, arrangement, understanding, relationship or otherwise (including, but not limited to, all joint accounts, partnerships, and trusts), to profit or to share in any profit on a transaction in Securities, including Securities held by members of an Access Person's Immediate Family.

         (e) CLASS 1 ACCESS PERSON. Any director, trustee, officer or Advisory Person of the Funds, MIMI or IMI, except for any director of MIMI who is a Class 2 Access Person, as defined below. The term "Class 1 Access Person" also includes any director or officer of IMDI who in the ordinary course of his or her business makes, participates in, or obtains information regarding the purchase or sale of securities for the Funds or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         (f) CLASS 2 ACCESS PERSON. Any director of MIMI that is not an "interested person" of MIMI, as defined in the 1940 Act. No person shall be deemed to be an interested person of MIMI solely by reason of (i) his or her being a member of its board of directors or advisory board or an owner of less than 5% of its securities or the securities of Mackenzie Financial Corporation, or (ii) his or her membership in the Immediate Family of any person in clause (i).

         (g) SECURITY. Any security, as defined in Section 2(a)(36) of the 1940 Act, and any financial instrument related to a security or commodity, including futures, options on futures and other derivative instruments, and any security that is exchangeable for or convertible into any security that is held or to be acquired by a Fund.

         (h) IMMEDIATE FAMILY. Any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including any of the foregoing related by reason of adoption, sharing the same household as the Access Person.

         (i) INDEPENDENT FUND TRUSTEE. A trustee (or a director) of Ivy Fund who is not an "interested person" of Ivy Fund within the meaning of Section 2(a)(19) of the 1940 Act.


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(6)      The difference between an "Advisory Person" and an "Investment Person"
         (see Section 7.2(j)) is that the definition of "Advisory Person" includes that class of persons who "obtain information" regarding the purchase or sale of Securities by a Fund, but who are not necessarily involved in the investment decisionmaking process. Unlike Advisory Persons who are also Investment Persons, these persons (who merely obtain information regarding Fund investments) do not have significant opportunities to influence investment decisions that may benefit them personally, and therefore they are not subject to the special preclearance requirements affecting Investment Persons (see Section 7.4(b)).


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         (j)      INVESTMENT PERSON. (i) Any employee of a Fund or Mackenzie who in connection with his or her regular functions or duties makes or participates in making recommendations regarding the purchase or sale of Securities by a Fund; and (ii) any natural person in a control relationship (25% ownership) with respect to a Fund, IMI or MIMI who obtains information concerning recommendations made to the Fund with regard to its purchase or sale of Securities.

7.3.     EXEMPTED TRANSACTIONS.

         (a) The trading restrictions, preauthorization and reporting provisions set forth in this Section 7 do not apply to purchases or sales of securities that:

                  (1) are effected in an account or in a manner over which the Access Person has no direct or indirect influence or control;

                  (2) the Funds are not permitted to purchase or sell, based on their investment policies and restrictions;

                  (3) are effected pursuant to a systematic dividend reinvestment, cash purchase or withdrawal plan;

                  (4) are effected in connection with the exercise or sale of rights to purchase additional Securities from an issuer and granted by such issuer pro rata to all holders of a class of its Securities; or

                  (5)      are (i) direct obligations of the U.S. Government,
                           (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (including repurchase agreements); or (iii) shares of an open-end investment company registered under the 1940 Act (including shares of an exchange-traded fund (ETF) that is an open-end investment company (but see Section 7.3(b) below)).

         (b) The trading restrictions and preauthorization provisions set forth in this Section 7 do not apply to purchases or sales of shares of an ETF that is not an open-end investment company, but the reporting provisions of Section 7.5 shall apply.

7.4.     POLICY ON PERSONAL INVESTMENTS

         (a)      GENERAL RESTRICTIONS AFFECTING ACCESS PERSONS.

                  (1) A Class 1 Access Person may not enter an order for the purchase or sale of a Security that a Fund or private account is, or is considering, purchasing or selling until two days after the Fund's or private account's transaction in the Security has been completed. (See also Section 7.4(b)(1) below.)

                  (2) A Class 1 Access Person must obtain prior written authorization (see Section 7.5(b) below) for all Securities transactions in an Account.


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         In the event that a Class 1 Access Person desires to trade less than
         $10,000 of a Security that has either a market capitalization of at least $5 billion or an average per day trading volume of at least 5 million shares for the past five trading days, absent special circumstances, preauthorization will be granted and the two-day blackout period shall not apply.

         (b)      ADDITIONAL RESTRICTIONS AFFECTING INVESTMENT PERSONS.

                  (1) An Investment Person may not buy or sell a Security within seven days before a Fund or private account managed by the Investment Person trades in the Security. Any transactions in violation of this restriction must be unwound, if possible, and the profits must be disgorged (to a Fund or to a charity).

                  (2) Investment Persons are prohibited from profiting in the sale and purchase, or purchase and sale, within 60 days of the same or equivalent Securities. Any profits from short-term trading must be disgorged (to a Fund or to a charity). Nothing in this restriction will be deemed to prohibit avoidance of loss through trading within a period shorter than 60 calendar days.

                  (3) An Investment Person may not serve on the board of directors of a publicly traded company.

(c)      PRIVATE PLACEMENTS.

         (1) Any authorization with respect to a private placement transaction will take into account whether the investment opportunity in question should be reserved for a Fund or private account managed by MIMI or IMI, and whether the opportunity is being offered to the person by virtue of his or her position with the Fund. A record of any such authorization, including the reasons supporting it, will be maintained for at least five years after the end of the fiscal years in which it was granted.

         (2) An Investment Person who has been authorized to acquire securities in a private placement must disclose the investment if he or she is involved in any subsequent consideration of the securities of that issuer by a Fund or a private account managed by MIMI or IMI. Thereafter, any decision to acquire the issuer's securities on behalf of the Fund or private account must be reviewed and authorized by an Investment Person, after consultation with the Chief Compliance Officer, who has no personal interest in the issuer.

7.5.     COMPLIANCE PROCEDURES

         (a) SECURITIES HOLDINGS AND ACTIVITY REPORTS BY ACCESS PERSONS. Following is a description of the reports that Access Persons must file periodically with MIMI's Compliance Department. Mackenzie will identify all Access Persons and inform them of their reporting obligations. Unless otherwise indicated, no



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                  report shall be construed as an admission by the person making the report that he or she has any direct or indirect
                  Beneficial Interest in the security to which the report relates. Each report submitted pursuant to this Section will be reviewed by the Chief Compliance Officer (or his or her duly appointed designee) and Mackenzie's Review Committee (see
                  Section 8.1 below).

                  (1) INITIAL AND ANNUAL HOLDINGS REPORTS: Within ten (10) days of becoming a Class 1 Access Person and annually thereafter (by January 31), each Class 1 Access Person must submit to MIMI's Compliance Department a report (substantially in the form of Schedules C and D hereto, respectively) that contains the following information(7):

                           o The title, number of shares and principal amount of each Security in which the Class 1 Access Person has (or had during the relevant time period) a direct or indirect Beneficial Interest; and

                           o the name of any broker, dealer or bank with whom the Class 1 Access Person maintains (or maintained during the relevant period) any Account.

                  (2) QUARTERLY REPORTS: Subject to Subparagraph (c) below, within 10 days after the end of each calendar quarter each Access Person must submit to MIMI's Compliance Department a report (substantially in the form of Schedule E hereto) that contains the following information:(8)

                           (i) WITH RESPECT TO ANY TRANSACTION DURING THE
                               QUARTER IN A SECURITY IN WHICH THE ACCESS PERSON HAD ANY DIRECT OR INDIRECT BENEFICIAL INTEREST:

                               o The date of the transaction, the title of the Security, the interest rate and maturity date (if applicable), the number of shares, and the principal amount;

                               o    the nature of the transaction (i.e.,
                                    purchase, sale, etc.);

                               o    the price of the Security at which the
                                    transaction was effected;

                               o the name of the broker, dealer or bank with or through which the transaction was effected; and

                               o    the date the report is submitted by the
                                    Access Person.


--------
(7) Any Class 2 Access Person who has a material business or professional relationship with MIMI is also required to prepare initial and annual holdings reports.

(8) An Access Person need not make the quarterly transaction reports required by this Section if the information in the reports (i) would duplicate information that is already being recorded pursuant to Sections 204-2(a)(12) and/or 204-2(a)(13) of the Investment Advisers Act of 1940 and/or (ii) is contained in broker trade confirmations or account statements of the Access Person that have already been delivered to Mackenzie and/or the Funds.

                  (ii) WITH RESPECT TO ANY ACCOUNT ESTABLISHED BY THE ACCESS PERSON IN WHICH ANY SECURITIES WERE HELD DURING THE QUARTER FOR THE ACCESS PERSON'S DIRECT OR INDIRECT BENEFICIAL INTEREST:

                           o The name of the broker, dealer or bank with whom the Access Person established the Account;

                           o   the date the Account was established; and

                           o the date the report is submitted by the Access Person.

         (3) TRADE CONFIRMATIONS (CLASS 1 ACCESS PERSONS ONLY): In addition to the foregoing reports, each Class 1 Access Person must direct his or her broker to provide to MIMI's Compliance Department, on a timely basis, duplicate copies of confirmations of all personal securities transactions in the Class 1 Access Person's Account(s) and copies of periodic (e.g., quarterly) Account statements. If a Class 1 Access Person is unable to arrange for duplicate confirmations and periodic Account statements to be sent, he or she must notify the Compliance Department immediately.

(b) PRE-CLEARANCE OF TRADES: Attached as Schedule B is a sample memorandum to be used by Class 1 Access Persons (including Investment Persons) for the purpose of obtaining prior authorization of transactions in Securities in an Account.(9) Such authorizations (i) may only be given by MIMI's President (or his or her duly appointed designee), (ii) must be in writing, and (iii) are valid for only 24 hours from the time authorization is granted.(10) MIMI's President (or his or her duly appointed designee) will send a copy of each completed authorization form to MIMI's Compliance Department and to the person seeking authorization. The 24 hour period during which the authorization is valid commences when the authorization is received by the person requesting it. No order for a securities transaction for which preauthorization is required may be placed prior to such receipt.

         MIMI'S PRESIDENT (OR HIS OR HER DULY APPOINTED DESIGNEE, IF APPLICABLE) IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR REFUSING TO AUTHORIZE A GIVEN SECURITIES TRANSACTION.


--------
(9) Preclearance requests by Class 1 Access Persons must be accompanied by an affirmation that the Access Person (a) does not possess material non-public information relating to the listed security; (b) is not aware of any proposed trade or investment program relating to the security by any of the Funds; and (c) believes the proposed trade is available to any market participant on the same terms. In the case of Investment Persons, the request must also be accompanied by an affirmation that the Investment Person has considered the security for the Fund(s) that he or she manages. Such affirmation must also state the reason the Investment Person decided not to purchase the security for the Fund(s).

(10) Electronic transmissions (such as e-mail) are considered valid for these purposes.

         (c) SPECIAL RULES GOVERNING INDEPENDENT FUND TRUSTEES. The trading, preauthorization and reporting requirements set forth in this Section 7 will not apply to any Independent Fund Trustee, except with respect to the quarterly report described in Section 7.5.(a)(2) above in the case of an Independent Fund Trustee who knew, or in the ordinary course of fulfilling his or her official duties as an Independent Fund Trustee, should have known, that during the 15-day period immediately before or after the date of a given transaction in a Security by the Independent Fund Trustee a Fund purchased or sold the Security or the Fund (or IMI, on the Fund's behalf) considered purchasing or selling the Security. An Independent Fund Trustee may not purchase or sell any such Security until the day after a Fund's transaction in the Security has been completed, unless the Chief Compliance Officer determines that it is clear that, in view of the nature of the Security and the market for the Security, the Independent Fund Trustee's transaction is not likely to affect the price paid for or received by the Fund. Absent such a finding, the transaction is considered prohibited and any profits related thereto must be disgorged (to a Fund or to a charity).

            8. REVIEW, ENFORCEMENT AND OTHER ADMINISTRATIVE MATTERS

8.1. INVESTIGATING AND REPORTING OF CODE VIOLATIONS; SANCTIONS. Mackenzie has established a Code of Ethics Review Committee (the "Review Committee") that is responsible for investigating (directly or through delegation) any reported or suspected violation of the Code, determining sanctions, and reporting such matters to the President of MIMI and to the Board of Trustees of the Funds.(11)

         If the Review Committee determines that an Access Person has violated the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including (but not limited to) (i) issuing a letter of caution or warning, (ii) suspending personal trading rights,
         (iii) suspending or terminating employment (with or without compensation), (iv) assessing fines, and (v) referring the matter to the SEC (for possible civil action) or another appropriate prosecutorial authority (for possible criminal action). As part of any sanction, the Review Committee may require the Access Person to reverse the trade(s) in question and forfeit any profit (or absorb any loss) from the trade. The Review Committee has sole authority to determine the appropriate disposition of any monies so forfeited. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

         The Review Committee will report to the Board of Trustees of Ivy Fund information relating to the investigation of the violation, including any sanctions imposed and disposition of any forfeited monies. The Board of Trustees of Ivy Fund will have the power to modify or increase the sanction as it deems appropriate, and may direct the reversal of any given trade with respect to affected Fund(s).

8.2. BOARD REVIEW AND APPROVAL. The Review Committee will review the Code at least once a year in light of legal and business developments and experience in implementing the Code. The Review Committee will prepare


--------
(11) The Review Committee is comprised of the President, Chief Compliance Officer and Chief Investment Officer of MIMI, and may take action at any meeting in which at least two members are present. Meetings may be held in person or by telephone conference. A Review Committee member whose actions are the subject of a given meeting may participate in the meeting but may not participate in any determination by the other members as to whether a Code violation has occurred and any associated sanctions.

         and submit to the President of MIMI and the Board of Trustees of Ivy Fund for their consideration an annual written report that:

         (a) describes any issues arising under the Code since the last annual report, including information about material violations of the Code and sanctions imposed in response to the material violations;

         (b) identifies any recommended changes in existing restrictions or procedures based on experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

         (c) contains a certification to the effect that procedures have been adopted that are reasonably necessary to prevent Access Persons from violating the Code.

         The Board of Trustees of Ivy Fund shall approve any material change to the Code within six months after such change's adoption.

8.3. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, MIMI's President (or his or her duly appointed designee), after consultation with MIMI's Chief Compliance Officer, may make exceptions, on a case-by-case basis, to any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exemption from the Code. All such exceptions must be in writing. MIMI's President (or his or her duly appointed designee) will immediately report the exception to the Review Committee and, in addition, will report the exception to the Board of Trustees of Ivy Fund at the next regularly scheduled Board meeting.

8.4. ALTERNATIVE COMPLIANCE REQUIREMENTS. The code of ethics, trading restrictions, and preauthorization and reporting procedures of the investment advisory firms listed below shall govern in the case of the individuals identified in the right-hand column:

         ------------------------------ ------------------------------------------------------------------------
         Mackenzie Financial            (i) MIMI's directors who are also officers or directors of MFC and are
         Corporation ("MFC"):           located in Canada and (ii) any employee of MFC who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Securities by Ivy Global
                                        Natural Resources Fund.
         ------------------------------ ------------------------------------------------------------------------
         Henderson Investment           Any officer, director or employee of Henderson who in connection with
         Management Ltd. ("Henderson")  his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Securities by Ivy
                                        European Opportunities Fund or Ivy International Small Companies Fund.
         ------------------------------ ------------------------------------------------------------------------
         Peter Cundill & Associates     Any officer, director or employee of Cundill who in connection with
         (Bermuda) Ltd. ("Cundill")     his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Securities by Ivy
                                        Cundill Value Fund.
         ------------------------------ ------------------------------------------------------------------------

8.5. DISCLOSURE; FILING OF CODE WITH SEC. Each Fund's Statement of Additional Information shall state (i) that the Fund, MIMI, IMI and IMDI have adopted this Code and whether Access Persons may invest in Securities, including those in which the Fund may invest; (ii) that the Code (a) can be reviewed and copied at the SEC's public reference room, and (b) is available from the EDGAR database; and (iii) copies of the Code may be obtained from the SEC for a fee. This Code as well as the code of each investment advisory firm identified in the preceding table, and in each case any material amendments thereto, shall be filed as exhibits to the Funds' respective Registration Statements on Form N-1A.

8.6. ANNUAL CONFIRMATION. Each officer, director and employee of Mackenzie will be asked to sign an annual certificate (substantially in the form of Schedule A hereto) regarding his or her awareness of, and compliance with, the Code.

8.7. RECORDKEEPING. Mackenzie will maintain and preserve the records identified in Schedule F hereto.

8.8. INQUIRIES REGARDING THE CODE. Please speak with the Chief Compliance Officer if you have any questions about this Code or any other compliance-related matters.

                                                                      SCHEDULE A

                           CERTIFICATE/ACKNOWLEDGMENT

1. I hereby acknowledge receipt of the Mackenzie Code of Ethics and Business Conduct Policy dated February 3, 2000 (the "Code"), as amended on March 1, 2001, December 6, 2001 and February 28, 2002.

2. I hereby certify that I have read, understand and am in full compliance with the Code and agree to abide by its requirements and procedures.

3. I hereby acknowledge that failure to comply fully with the Code may subject me to disciplinary action, including, but not limited to, immediate dismissal.



---------------------------------------          ------------------------------
Signature                                        Date
Officer/Director/Employee (circle one)



---------------------------------------
Please print your name

                                                                      SCHEDULE B

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                   CODE OF ETHICS AND BUSINESS CONDUCT POLICY

             REQUEST FOR AUTHORIZATION OF SECURITIES TRANSACTION(S)

TO:    Keith J. Carlson (or his duly appointed designee)
CC:    Chief Compliance Officer
FROM:  _____________________
DATE:  _____________________


Pursuant to Subsection 7.5(b) of Mackenzie's Code of Ethics and Business Conduct Policy (the "Code"), I hereby request that you authorize my purchase and/or sale of the following Securities (as defined in the Code):

---------------------------------------- ------------------------- --------------- ------------------- ---------------
TITLE OF SECURITY                        NATURE OF TRANSACTION     # OF SHARES     PRICE PER SHARE     BROKER/BANK
---------------------------------------- ------------------------- --------------- ------------------- ---------------

---------------------------------------- ------------------------- --------------- ------------------- ---------------

---------------------------------------- ------------------------- --------------- ------------------- ---------------

---------------------------------------- ------------------------- --------------- ------------------- ---------------

---------------------------------------- ------------------------- --------------- ------------------- ---------------

AFFIRMATION:      I affirm that I (a) do not possess material non-public
                  information relating to any of the above-listed securities;
                  (b) am not aware of any proposed trade or investment program relating to the securities by any of the Funds (as defined in the Code); and (c) believe the proposed trade is available to any market participant on the same terms. Further, insofar as I am considered under the Code to be an "Investment Person" I affirm that I have considered the security for the Fund(s) that I manage and the reason I decided not to purchase the security for the Fund(s) is:

                  -------------------------------------------------------------

                  -------------------------------------------------------------



SIGNATURE:                                   AUTHORIZED:
          ------------------------------                -----------------------

NOTE: This request may be communicated via E-mail, provided that this format is duplicated.


-------------------------------------------------------------------------------
                            COMPLIANCE DEPARTMENT USE

Your trade request has been approved and is valid for 24 hours from the date and time shown below.


By: ____________________________           Date:_______________, ______[am/pm].
      Chief Compliance Officer

-------------------------------------------------------------------------------

                                                                      SCHEDULE C

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                   CODE OF ETHICS AND BUSINESS CONDUCT POLICY

          INITIAL SECURITIES HOLDINGS REPORT BY CLASS 1 ACCESS PERSONS+

                  --------------------------------------------
         (Date on which the undersigned became a Class 1 Access Person)

1. STATEMENT OF HOLDINGS: Please identify in the following table all Securities* in which you had, or by reason of which you had acquired, any direct or indirect Beneficial Interest* as of the date noted above. (If you held no such securities, answer "None".)

         NOTE: In lieu of entering the information requested below, you may attach a copy of an account statement received from the broker, dealer or bank; indicate the number of statements attached.

         ------------------------------------ ---------------- -----------------

         TITLE OF SECURITY                    NUMBER OF SHARES PRINCIPAL AMOUNT
         ------------------------------------ ---------------- -----------------

         ------------------------------------ ---------------- -----------------

         ------------------------------------ ---------------- -----------------

         ------------------------------------ ---------------- -----------------



2. ACCOUNT INFORMATION: Please identify in the space provided below the name of any broker, dealer or bank with whom you maintain an Account.*

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------

         --------------------------------------------------------------------


+ Class 2 Access Persons with a material business or professional relationship with MIMI must also complete this Report.

* As defined in Section 7.2 of Mackenzie's Code of Ethics and Business Conduct Policy.


Signature:                              Name:
           ----------------------------          ------------------------------
                                                 (Please Print)



Date:
     -----------------------

                                                                      SCHEDULE D

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                   CODE OF ETHICS AND BUSINESS CONDUCT POLICY

          ANNUAL SECURITIES HOLDINGS REPORT BY CLASS 1 ACCESS PERSONS+

                                JANUARY 31, 200__

1. STATEMENT OF HOLDINGS: Please identify in the following table all Securities* in which you had, or by reason of which you had acquired, any direct or indirect Beneficial Interest* as of the date noted above. (If you held no such securities, answer "None".)

         NOTE: In lieu of entering the information requested below, you may attach a copy of an account statement received from the broker, dealer or bank; indicate the number of statements attached.

         ----------------------------- ----------------- -------------------
         TITLE OF SECURITY             NUMBER OF SHARES  PRINCIPAL AMOUNT
         ----------------------------- ----------------- -------------------

         ----------------------------- ----------------- -------------------

         ----------------------------- ----------------- -------------------

         ----------------------------- ----------------- -------------------



2. ACCOUNT INFORMATION: Please identify in the space provided below the name of any broker, dealer or bank with whom you maintain an Account.*

         -----------------------------------------------------

         -----------------------------------------------------

         -----------------------------------------------------

         -----------------------------------------------------


+ Class 2 Access Persons with a material business or professional relationship with MIMI must also complete this Report.

* As defined in Section 7.2 of Mackenzie's Code of Ethics and Business Conduct Policy.


Signature:                              Name:
           ----------------------------          ------------------------------
                                                 (Please Print)



Date:
     -----------------------

                                                                      SCHEDULE E

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                   CODE OF ETHICS AND BUSINESS CONDUCT POLICY

          QUARTERLY REPORT OF SECURITIES TRANSACTIONS BY ACCESS PERSONS

FOR THE QUARTER ENDING (CHECK ONE):
     MARCH ___/JUNE ___/SEPTEMBER ___/ DECEMBER ___, 200_

1. TRANSACTION REPORT: Please identify in the following tables all transactions in Securities# during the calendar quarter noted above. If no reportable transactions have occurred, answer "None". (NOTE: In lieu of entering the information requested below, you may attach a copy of an account statement received from the broker, dealer or bank that includes all of the required information. Please indicate the number of statements so attached.)

-------------- -------------------- ------------ ------------- ------------ ----------------- ----------------------------------
                                                                            PRICE AT WHICH
TRANSAC-                            NUMBER OF    PRINCIPAL     TRANSAC-     TRANSACTION WAS   BROKER/DEALER/BANK THROUGH WHICH
TION DATE:     TITLE OF SECURITY:   SHARES:      AMOUNT:       TION TYPE:   EFFECTED:         TRANSACTION WAS EFFECTED:
-------------- -------------------- ------------ ------------- ------------ ----------------- ----------------------------------

-------------- -------------------- ------------ ------------- ------------ ----------------- ----------------------------------

-------------- -------------------- ------------ ------------- ------------ ----------------- ----------------------------------

-------------- -------------------- ------------ ------------- ------------ ----------------- ----------------------------------


2. ACCOUNT INFORMATION: Please identify in the following table the name of any broker, dealer or bank with whom you established an Account in which any Securities# were held during the quarter noted above for your direct or indirect Beneficial Interest.#

------------------------------------------------------------------------------- -----------------------------------
BROKER, DEALER OR BANK:                                                         DATE ACCOUNT ESTABLISHED:
------------------------------------------------------------------------------- -----------------------------------

------------------------------------------------------------------------------- -----------------------------------

------------------------------------------------------------------------------- -----------------------------------

------------------------------------------------------------------------------- -----------------------------------

AFFIRMATION:      The information in Item 1 above is an accurate record of every transaction in a Security in which I had or by reason of which I acquired any direct or indirect Beneficial Interest during the quarter noted above.

                  SIGNED:                                   DATE:
                           ----------------------------          ---------------

#        As defined in Mackenzie's Code of Ethics and Business Conduct Policy.

                                                                      SCHEDULE F

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                   CODE OF ETHICS AND BUSINESS CONDUCT POLICY

                          RECORD RETENTION REQUIREMENTS

The records listed in the following table must be maintained by Mackenzie at its principal place of business, and must be made available to any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

--------------------------------------------------------- -----------------------------------------------------------
DOCUMENT DESCRIPTION:                                     RECORD RETENTION REQUIREMENT:
--------------------------------------------------------- -----------------------------------------------------------
A copy of the Code that is in effect or that was in       Maintain in an easy accessible place.
effect at any time during the last five years.
--------------------------------------------------------- -----------------------------------------------------------
A record of any violation of the Code and of any action   Maintain in an easily accessible place for at least five
taken as a result of the violation.                       years after the end of the fiscal year in which the
                                                          violation occurred.
--------------------------------------------------------- -----------------------------------------------------------
A copy of each report made by an Access Person,           Maintain for at least five years after the end of the
including any information provided in lieu of the         fiscal year in which the report is made or the
reports required under the Code.                          information is provided, the first two years in an easily
                                                          accessible place.
--------------------------------------------------------- -----------------------------------------------------------
A record of all persons, currently or within the last     Maintain in an easily accessible place.
five years, who are or were required to make reports
under the Code, or who are or were responsible for
reviewing such reports.
--------------------------------------------------------- -----------------------------------------------------------
A copy of each report prepared by the Review Committee    Maintain for at least five years after the end of the
in connection with the annual review by the Funds'        fiscal year in which the report is made, the first two
Board described in Section 8.2 of the Code.               years in an easily accessible place.
--------------------------------------------------------- -----------------------------------------------------------


In addition, Mackenzie will maintain a record of any decision (and the supporting reasons therefor) to approve the acquisition by any Access Person of
(i) securities issued in an IPO; (ii) founders stock, promoter stock, or any other similar stock of an issuer in the early stage of development; or (iii) Securities issued in a private placement. Such records shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

                                                                      SCHEDULE G

                      MACKENZIE INVESTMENT MANAGEMENT INC.
                   CODE OF ETHICS AND BUSINESS CONDUCT POLICY

                           SUMMARY OF RESPONSIBILITIES

I.       BOARD OF TRUSTEES OF IVY FUND:

         o Approves the Code (and the code of any Fund subadvisor) at least annually based upon a determination that the Code (and each subadvisor's code) contains provisions reasonably necessary to prevent Access Persons from violating the anti-fraud provisions of the 1940 Act and upon a consideration of the annual Review Committee report and certification

         o Approves, based upon a similar determination, any material change to the Code (and each subadvisor's code) within 6 months after such change's adoption

         o Receives reports of any exceptions to provisions of the Code granted by the President of MIMI

         o Reviews all investigation and sanction reports submitted by the Review Committee

II.      ACCESS PERSONS

         o (Class 1 Access Persons only+:) File initial and annual holdings reports with the Compliance Department

         o File quarterly reports detailing any security transactions and Accounts established

         o (Class 1 Access Persons only:) Direct their brokers to provide copies of all trade confirmations to the Compliance Department

         o (Class 1 Access Persons only:) Obtain prior written authorization for all Securities transactions in an Account

III.     COMPLIANCE DEPARTMENT:

         o  Administer the Code

         o Receive and review all initial and annual holdings reports, quarterly reports and trade confirmations

         o  Review all disclosures of conflicts of interest

         o Respond to questions concerning conflicts of interest, the Insider Trading Policy, requirements or application of the Code, and other compliance related matters

         o File the Code (and the code each Fund subadvisor) with the SEC and prepare required Prospectus and/or Statement of Additional Information disclosure*

         o Coordinate with Fund subadvisors presentation of required information to Fund Trustees

IV.      CODE OF ETHICS REVIEW COMMITTEE:

         o  Investigate any reported or suspected violation of the Code

         o  Determine and impose appropriate sanctions for Code violations

         o Report all investigations and sanctions to the President of MIMI and the Board of Trustees of each affected Fund

         o Review the Code at least annually in light of legal and business developments and experience in implementing the Code

         o Submit an annual written report to the President of MIMI and the Board of Trustees of Ivy Fund describing any issues arising under the Code, identifying any recommended changes and containing a certification that procedures have been adopted that are reasonably necessary to prevent Access Persons from violating the Code

         o Receive and review reports of any exceptions to provisions of the Code granted by the President of MIMI

-------------------------------------------

+ Class 2 Access Persons with a material business or professional relationship with MIMI must also file these reports.

* Verify that Prospectus/SAI disclosure is consistent with any related disclosure in MIMI's and IMI's respective Forms ADV.